Registration Statement No. 333-269289

Filed Pursuant to Rule 424(b)(3) Under

The Securities Act of 1933

PROSPECTUS

COSMOS HEALTH INC.

2,567,450 Shares of

Common Stock

This prospectus relates to the sale (the “Offering”) by selling shareholders (the “Selling Shareholders”) of up to 2,567,450 shares of common stock, $0.001 par value (the “Shares”), of Cosmos Health Inc. (the “Company,” “Cosmos” or “we”) issuable upon exercise of Common Warrants (the “Warrants”) sold to institutional investors and existing shareholders of the Company (the “Purchasers”), under a Securities Purchase Agreement dated December 19, 2022, between the Company and the Purchasers, which we refer to herein as the “Purchase Agreement.” The issuance of the Warrants was made in a Regulation D private placement (the “Concurrent Private Placement”) with a registered direct offering, pursuant to Registration Statement No. 333-257550. See “Selling Shareholders.”

The 2,567,450 Warrants were sold together with an aggregate of 2,567,450 shares of common stock at a combined offering price of $11.50 (the “Offering Price”). The Warrants were fully exercisable immediately upon issuance on December 21, 2022, with an exercise price of $11.50 per share (each a “Warrant Share”) and expire five (5) years from the date of issuance.

The Selling Shareholders may sell the Shares from time to time in the open market, on the Nasdaq Capital Market, in privately negotiated transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or a combination of those methods. See also “Plan of Distribution” on page 17 for more information.

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Shares by the Selling Shareholders. However, we may receive gross proceeds of up to $29,525,675 from the issuance of Shares upon exercise of the Warrants in full for cash at $11.50 per share.

Our common stock is listed for trading on the Nasdaq Stock Market (“Nasdaq”) under the symbol “COSM.” On January 26, 2023, the last trading day prior to the date of this prospectus, the closing price of the common stock on NASDAQ was $6.82.

Investing in our Offered Shares involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” on page 8 and under similar headings in the other documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 27, 2023

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ADDITIONAL INFORMATION

You should rely only on this prospectus, the documents incorporated or deemed to be incorporated by reference herein or therein, and any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with information different than that contained or incorporated by reference in this prospectus and any free writing prospectus that we have authorized for use in connection with this Offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should assume that the information appearing in this prospectus, the documents incorporated by reference herein, and in any free writing prospectus that we have authorized for use in connection with this Offering is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference herein, and any free writing prospectus that we have authorized for use in connection with this Offering in their entirety before making an investment decision.

We are offering to sell, and are seeking offers to buy, the Shares only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of the Shares in certain jurisdictions or to certain persons within such jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of the Shares and the distribution of this prospectus outside of the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of affairs.

You should not consider any information in this prospectus or the accompanying Registration Statement to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the Offered Shares offered by this prospectus. If the description of the Offering varies between this prospectus and the accompanying Registration Statement, you should rely on the information contained in this prospectus.

Unless otherwise indicated in this prospectus or the context otherwise required, all references to “we,” “us,” “our,” “the Company” and “Cosmos Health Inc.” (f/k/a Cosmos Holdings, Inc.) refer to Cosmos Health Inc. and its subsidiaries.

We own or have rights to various trademarks, service marks and trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks, trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, TM or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the right of the applicable licensor to these trademarks, service marks and trade names.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact.

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These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown to us that could cause actual results and developments to differ materially from those expressed or implied in such statements, including the risks described under “Risk Factors” in this prospectus and our Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and as updated by our subsequent filings under the Exchange Act, each of which is incorporated by reference in this prospectus in their entirety.

In some cases, you can identify forward-looking statements by terminology, such as “expects,” “anticipates,” “intends,” “estimates,” “plans,” “believes,” “seeks,” “may,” “should,” “would,” “could,” “predicts,” “future” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus and the documents incorporated by reference is accurate as of their respective dates. Our business, financial condition, results of operations and prospects may change. We may not update these forward-looking statements, even though our situation may change in the future, unless required by law to update and disclose material developments related to previously disclosed information. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE

This prospectus is part of the Registration Statement on Form S-3 we filed with the Securities and Exchange Commission, or SEC, under the Securities Act, and does not contain all the information set forth in the Registration Statement. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete, and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document. You may inspect a copy of the Registration Statement, including the exhibits and schedules, without charge, at the SEC’s public reference room mentioned below, or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read, without charge, and copy the documents we file at the SEC’s public reference rooms in Washington, D.C. at 100 F Street, NE, Room 1580, Washington, DC 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public at no cost from the SEC’s website at http://www.sec.gov.

We incorporate by reference the filed documents listed below, except as superseded, supplemented or modified by this prospectus, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (unless otherwise noted, the SEC file number for each of the documents listed below is 000-54436):

(1)	Cosmos Health’s Schedule 14C Definitive Information Statement filed with the SEC on March 1, 2022;
(2)	Cosmos Health’s Definitive Proxy Statement filed with the SEC on October 20, 2022;
(3)	Cosmos Health’s Annual Report on Form 10-K filed with the SEC on April 15, 2022;
(4)	Cosmos Health’s Annual Report on Form 10-K/A filed with the SEC on December 16, 2022;
(5)

Cosmos Health’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, June 30, 2022 and September 30, 2022, filed with the SEC on May 17, 2022, August 19, 2022 and November 14, 2022, respectively;

(6)

Cosmos Health’s Current Reports on Form 8-K filed with the SEC on February 28, 2022, March 1, 2022, April 28, 2022, May 18, 2022, July 25, 2022, July 29, 2022, August 23, 2022, September 27, 2022, October 3, 2022, October 18, 2022, November 16, 2022, December 5, 2022, December 19, 2022, December 20, 2022, January 12, 2023 and January 17, 2023, respectively; and

(7)	Cosmos Health’s Registration Statement on Form S-1 (No. 333-267505) filed with the SEC on September 19, 2022, October 11, 2022, October 13, 2022 and October 14, 2022;
(8)	Cosmos Health’s Registration Statement on Form S-1 MEF (No. 333-267917) filed with the SEC on October 17, 2022; and
(9)	Cosmos Health’s Registration Statement on Form S-3/A (No. 333-267550) filed with the SEC on December 1, 2022.

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We also incorporate by reference into this prospectus additional documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits on such form that are related to such items) that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement, but excluding any information deemed furnished and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus is deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement.

This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus, or the date of the documents incorporated by reference in this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, at no cost to the requester, a copy of any and all of the information that is incorporated by reference in this prospectus.

You may request, and we will provide you with, a copy of these filings, at no cost, by contacting us at:

Cosmos Health Inc.

141 West Jackson Blvd., Suite 4236

Chicago, IL 60604

Attention: Corporate Secretary

Telephone: (312) 536-3102

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read together with, the more detailed information and financial statements and related notes thereto appearing elsewhere or incorporated by reference in this prospectus. Before you decide to invest in our securities, you should read the entire prospectus carefully, including the risk factors and the financial statements and related notes included or incorporated by reference in this prospectus.

In this prospectus, unless otherwise noted, the terms “the Company,” “Cosmos,” “we,” “us,” and “our” refer to Cosmos Health Inc.

Overview

Cosmos Health Inc. is an international healthcare group that was incorporated in 2009 and is headquartered in Chicago, Illinois. Cosmos Health is engaged in the nutraceuticals sector through its own proprietary lines of products “Sky Premium Life” and “Mediterranation.” Additionally, the Company is operating in the pharmaceutical sector through the provision of a broad line of branded generics and over-the-counter (“OTC”) medications and is involved in the healthcare distribution sector through its subsidiaries in Greece and UK serving retail pharmacies and wholesale distributors. Cosmos Health is strategically focused on the research and development (“R&D”) of novel patented nutraceuticals and intellectual property (“IP”) and specialized root extracts, as well as on the R&D of proprietary complex generics and innovative OTC products. Cosmos Health has developed a global distribution platform and is currently expanding throughout Europe, Asia and North America. Currently, the Company has offices and distribution centers through its three wholly-owned subsidiaries: (i) Cosmos Health Inc., the parent company headquartered in Chicago, USA; (ii) SkyPharm S.A., headquartered in Thessaloniki, Greece; (iii) Decahedron Ltd., head-quartered in Harlow, United Kingdom; and (iv) Cosmofarm S.A., headquartered in Athens, Greece.

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The Company’s cross-border pharmaceutical business serves wholesale pharmaceutical distributors and independent retail pharmacies across the European Union (EU) through a network of two strategic distribution centers, one in Greece and one in the UK, as well as an additional warehousing facility. The Company focuses on leveraging its growing purchasing scale and supplier relationships to secure discounts and provide pharmaceuticals at reduced prices and on continuing to drive organic growth at attractive margins for its cross-border pharmaceutical wholesale business.

The Company operates in the business of full-line pharmaceutical wholesale distribution and serves approximately 1,500 independent retail pharmacies and 40 pharmaceutical wholesalers in Greece region by providing brand-name and generic pharmaceuticals, over-the-counter medicines, vitamins and nutraceuticals. We invest in technology to enhance safety, distribution and warehousing efficiency and reliability. Specifically, the Company operates a fully automated warehouse system with three robotic systems, two ROWA™ types and one A-frame type, that ensure 0% error selection rate, accelerate order fulfillment, and yield higher cost-efficiency in our distribution center.

Taking into consideration the growing demand of various vitamins and nutraceuticals, the Company entered the market with its own brand of nutraceuticals: Sky Premium Life® (“SPL”). Our current business has provided us with access to wholesalers both from the sourcing and the sales division of our wholesale business. We sell our products to vendors that supply us with pharmaceutical products as well as to our clients to whom we currently sell pharmaceutical products. We serve this demand by offering quality products to our existing network of wholesalers and pharmacies. Pharmacies are still the key channels for distribution and sales of nutraceuticals in the European market. The development and manufacturing of our own line is assigned to a related party which operates according to our specifications and GMP protocols.

Moreover, our nutraceutical products have penetrated several markets during 2021 and early 2022 through digital channels such as Amazon and Tmall. We focus on nutraceutical products because we foresee it as a relatively underpenetrated market throughout Europe with the potential of high growth opportunities due to its large market size and margin contribution as the demand for nutraceutical products is increasing globally.

Corporate Information

Our principal executive offices are located at 141 W. Jackson Boulevard, Suite 4236, Chicago, Illinois 60604, and our telephone number is (312) 536-3102. On December 2, 2022, the Company’s stockholders, at our annual meeting, approved a resolution to amend the Company’s Articles of Incorporation in order to change the Company’s name from “Cosmos Holdings, Inc.” to “Cosmos Health Inc.,” which was effected on December 15, 2022. At the annual meeting, our stockholders authorized a reverse stock split at the Board of Directors’ discretion. On December 15, 2022, the Company amended its Articles of Incorporation to effect a 1 for 25 reverse stock split.

The Board of Directors determined that it was in the Company’s best interest to change the Company’s name to better reflect the Company’s evolution into an innovative global healthcare group with a focus on improving people’s lives. The enhancement with cutting edge technologies for the development of its pharmaceutical and nutraceutical products, through its vertical integrated ecosystem, will enable Cosmos Health to implement its goal of becoming a global healthcare group, committed to human health needs.

Our website address is www.cosmoshealthinc.com. Any information contained on, or that can be accessed through, our website is not part of this prospectus and should not be relied upon in connection with making any decision with respect to an investment in our securities.

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THE OFFERING

Common stock offered:	2,567,450 Shares are registered for resale by Selling Shareholders consisting of up to 2,567,450 shares of common stock issuable upon exercise of Warrants issued to the Selling Shareholders.

Common stock outstanding prior to offering (1):	As of January 26, 2023, we had 10,605,412 shares issued and outstanding.

Warrant Shares:

Pursuant to the Purchase Agreement, we sold to the Selling Shareholders Warrants to purchase an aggregate of 2,567,450 Warrant Shares. The Warrants were immediately exercisable upon issuance, have an exercise price of $11.50 per share of common stock and expire 5 years from the date of issuance on December 21, 2022. The Warrants and the Warrant Shares were not registered under the Securities Act and were sold in a private placement basis pursuant to the exemption provided in Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. The Warrant Shares are being offered pursuant to this prospectus.

Capital Stock:

Our authorized share capital is 400,000,000 shares consisting of 300,000,000 shares of common stock, par value $0.001 per share, and 100,000,000 shares of preferred stock, par value $0.001 per share.

For more information about our common stock, you should carefully read the section in the accompanying base prospectus entitled “Description of Securities.”

Use of proceeds:

We may receive gross proceeds of up to $29,525,675 from the full exercise of the Warrants issued pursuant to the Purchase Agreement. We intend to use the net proceeds, if any, from this Offering of Warrant Shares with this prospectus for working capital and general corporate purposes. See “Use of Proceeds” on page 10 of this prospectus.

Risk Factors:

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 8 of this prospectus and other information included or incorporated by reference into this prospectus for a discussion of factors you should carefully consider before investing in our securities.

NASDAQ Capital Market trading symbol:

Our shares of common stock are listed on The Nasdaq Capital Market under the symbol “COSM.” We do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system.

(1)

The number of shares of common stock to be outstanding immediately after this Offering as shown above is based on 10,605,412 shares of common stock outstanding as of January 26, 2023. Unless otherwise indicated, the number of shares of common stock presented in this prospectus excludes:

•	506,000 shares of common stock issuable upon the exercise of Series A Warrants and 885,333 shares issuable upon exercise of Series B Warrants, each exercisable at $3.00 per share;

•	9,736 shares of common stock issuable upon the exercise of Warrants issued in a February 2022 private placement exercisable at $15.54 per share.

•	212,383 shares of common stock issuable upon exercise of Exchange Warrants issued in October 2022 having an exercise price of $3.00 per share.

•	13,333 shares of common stock issuable upon exercise of pre-funded warrants issued in October 2022 in connection with our public offering, having an exercise price of $3.00 per share.

•	9,261 shares of common stock issuable upon conversion of a $100,000 promissory note.

•	up to 5,000,000 shares of common stock issuable upon our Omnibus Equity Incentive Plan.

 Unless otherwise indicated, this prospectus assumes no exercise of the Warrants.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prior to making a decision about investing in our common stock, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in our annual report on Form 10-K for the fiscal year ended December 31, 2021, as amended, under the heading “Item 1A. Risk Factors,” and as described or may be described in any subsequent quarterly report on Form 10-Q under the heading “Part II, Item 1A. Risk Factors,” as well as in any applicable prospectus and contained or to be contained in our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, or any applicable prospectus. For a description of these reports and documents, and information about where you can find them, see “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” If any of the risks or uncertainties described in our SEC filings or any prospectus or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected.

Risks Associated with Our Business

•

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in our Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2021 under Item 1A. “Risk Factors.” You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy. In particular, risks associated with our business include:

•	We have a history of significant losses since our inception and anticipate that we will continue to incur losses for the foreseeable future, and our future profitability is uncertain.

•

There is substantial doubt about our ability to continue as a going concern, which may affect our ability to obtain future financing and may require us to curtail our operations. We will need to raise additional capital to support our operations.

•

Our revenues are concentrated in the distribution and sale of branded and generic pharmaceuticals, nutraceuticals, OTC medications and medical devices. When these markets experience a downturn, demand for our products and revenues may be adversely affected.

•	We need the proceeds from this Offering to successfully complete our drug product development program, marketing and certain pending acquisitions.

•

We are subject to various regulations and compliance requirements under both the European Union, the European Medicines Agency (the “EMA”), the Hellenic Ministry of Health and other related regulatory agencies.

•	We face significant competition, including competition from larger and better funded pharmaceutical enterprises.

•

We are exposed to potential product liability or similar claims, and insurance against these claims may not be available to us at a reasonable rate in the future. Additionally, discovery of safety issues with our products could create product liability and could cause additional regulatory scrutiny and requirements for additional labeling, withdrawal of products from the market, and the imposition of fines or criminal penalties.

•	We may be unable to achieve and maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act.

•	If you purchase our securities in this Offering, you may incur dilution.

•

Risks associated with doing business internationally, as well as international economic conditions, the global COVID-19 pandemic, other market disruptions, supply-chain disruptions, geopolitical conflicts, including the war in Ukraine and other acts of war, macroeconomic events, and inflation could negatively impact our business and operations.

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Risks relating to this Offering

The Company has broad discretion in the use of proceeds.

We will have broad discretion in the use of the net proceeds from this Offering and may not use them effectively. As of January 26, 2023, Grigorios Siokas, our Chief Executive Officer, owned approximately 10.7% of our outstanding shares of common stock and 19.8% beneficially owned upon conversion of his derivative securities, which may give him the ability to control matters submitted to our stockholders for approval. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors or assets that we may opportunistically identify and seek to license or acquire or any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Because the number and variability of factors that will determine our use of the proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. See “Use of Proceeds.”

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share of common stock in this Offering. We may sell shares of common stock or other securities in any other offering at a price per share of common stock that is less than the price per share of common stock paid by investors in this Offering, and investors purchasing shares of common stock or other securities in the future could have rights superior to existing shareholders. The price per share of common stock at which we sell additional shares of common stock or securities convertible or exchangeable into shares of common stock, in future transactions may be higher or lower than the price per share of common stock paid by investors in this Offering.

Our stock price may be volatile.

The market price of our Common Stock has been and may continue to be volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including the following:

•	our ability to execute our business plan and complete prospective acquisitions;
•	changes in the nutraceutical & pharmaceutical industries;
•	competitive pricing pressures;
•	our ability to obtain additional capital financing;
•	additions or departures of key personnel;
•	limited “public float” in the hands of a small number of persons whose sales or lack of sales could result in positive or negative pricing pressure on the market price for our Common Stock;
•	sales of our Common Stock by existing shareholders, noteholders and warrant holders;
•	operating results that fall below expectations;
•	regulatory developments;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results;
•	our inability to acquire pending acquisitions;
•	the public’s response to press releases or other public announcements by us or third parties, including filings with the SEC;
•

changes in financial estimates or ratings by any securities analysts who follow our Common Stock, our failure to meet these estimates or failure of those analysts to initiate or maintain coverage of our Common Stock; and

•	the development and sustainability of an active trading market for our Common Stock.

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In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

Our shares of Common Stock are thinly traded, and the price may not reflect our value, and there can be no assurance that there will be an active market for our shares of Common Stock either now or in the future.

Our shares of Common Stock are thinly traded, our Common Stock is available to be traded and is held by a small number of holders, and the price may not reflect our actual or perceived value. There can be no assurance that there will be an active market for our shares of Common Stock either now or in the future. The market liquidity will be dependent on the perception of our operating business, among other things. We will take certain steps to increase awareness of our business. There can be no assurance that there will be any awareness generated or the results of any efforts will result in any impact on our trading volume. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business, and trading may be at an inflated price relative to the performance of the Company due to, among other things, the availability of sellers of our shares. If an active market should develop, the price may be highly volatile. Because there is currently a relatively low per-share price for our Common Stock, many brokerage firms or clearing firms are not willing to effect transactions in the securities or accept our shares for deposit in an account. Many lending institutions will not permit the use of low-priced shares of Common Stock as collateral for any loans.

Offers or availability for sale of a substantial number of shares of our Common Stock may cause the price of our Common Stock to decline.

Offers or availability for sale of a substantial number of shares of our Common Stock upon the expiration of any statutory holding period under Rule 144, could create a circumstance commonly referred to as an “overhang” and, in anticipation of which, the market price of our Common Stock could fall. The existence of an overhang, whether or not sales have occurred or are occurring, also could make it more difficult for us to raise additional financing through the sale of equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

No Prior Public Market for Warrants.

Prior to this Offering, there has been no public market for the Company’s Warrants. There is no assurance that such a market will develop or, if it does, that it will be sustained. We do not intend to apply for a listing of the Warrants on any national securities exchange or other nationally recognized trading system.

USE OF PROCEEDS

We are not selling any securities under this prospectus and will not receive any of the proceeds from the sale of Warrant Shares by the Selling Shareholders. However, we may receive proceeds of up to $29,525,675 from the exercise of Warrants, if exercised in full for cash. We currently intend to use the net proceeds from this Offering for working capital and general corporate purposes, which may include operating expenses, resale, development, capital expenditures and funding for pending or future acquisitions.

The timing and amount of our actual expenditures will be based on many factors, including cash flows from operations and the anticipated growth of our business. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this Offering. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this Offering. Investors will be relying on the judgment of our management regarding the application of the proceeds of this Offering. Pending their ultimate use, we intend to invest the net proceeds in short-term, investment-grade, interest-bearing instruments.

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MARKET PRICE OF OUR COMMON STOCK

Our common stock is presently listed on the Nasdaq Capital Market under the symbol “COSM”. On January 26, 2023, the last reported sale price of our common stock was $6.82. All share and per share data in this prospectus reflect a 1 for 25 reverse stock split approved by our shareholders on December 2, 2022 at their annual meeting and effected by filing a Certificate of Amendment to the Company’s Articles of Incorporation with the Secretary of State of Nevada on December 15, 2022.

As of January 26, 2023, we had 10,605,412 shares outstanding for common stock. We had approximately 482 registered holders of record of our common stock. A substantially greater number of holders of our common stock are “street name” or beneficial holders, whose shares of record are held through banks, brokers, other financial institutions and registered clearing agencies.

DIVIDEND POLICY

We have not declared or paid cash dividends on our capital stock to date and do not anticipate or contemplate paying dividends in the foreseeable future. We intend to retain future earnings, if any, to finance the expansion of our business, and we do not anticipate that any cash dividends will be paid in the foreseeable future. Our future payment of dividends will depend on our earnings, capital requirements, expansion plans, financial condition and other relevant factors that our board of directors may deem relevant. Our accumulated deficit currently limits our ability to pay cash dividends.

REGISTERED DIRECT OFFERING / PRIVATE PLACEMENT

On December 19, 2022, Cosmos Health entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors (the “Purchasers”), for a registered direct offering and a concurrent private placement. On December 21, 2022, pursuant to the Purchase Agreement, the Company sold an aggregate of approximately $32,500,000 of securities, consisting of (i) 2,828,320 shares of Common Stock of the Company, par value $0.001 per share (the “Shares”), (ii) pre-funded Warrants in lieu of shares of Common Stock (the “Pre-Funded Warrants”), none of which were purchased, and (iii) 2,567,450 warrants, as amended on January 13, 2023, to purchase 2,567,450 shares of Common Stock (the “Warrants”). The Purchase Agreement included participation from Grigorios Siokas, the Company’s Chief Executive Officer, as well as certain existing shareholders of the Company. Pursuant to an amended Purchase Agreement under which Mr. Siokas purchased $3,000,000 of Shares, he forfeited and returned to the Company the 260,870 Warrants issued under the Purchase Agreement.

Under the terms of the Purchase Agreement, the Company agreed to sell one share of its Common Stock and/or a Pre-Funded Warrant, and one Warrant for each share of Common Stock sold at a unit price of $11.50. The Warrants are exercisable immediately from the date of issuance on December 21, 2022 and have an exercise price of $11.50 per share, subject to adjustment, as described below. A.G.P./Alliance Global Partners acted as the sole placement agent (the “Placement Agent”) in the Offering. The Offering is being made pursuant to a “shelf” registration statement on Form S-3 (File No. 333-267550) previously filed with and declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on December 15, 2022.

The Warrants and Warrant Shares issuable upon the exercise of the Warrants were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) of Regulation D promulgated thereunder. Accordingly, Purchasers of the Warrants may only sell Warrant Shares issued upon exercise of the Warrants being sold to them in the Private Placement, pursuant to an effective registration statement under the Securities Act covering the resale of those Warrant Shares such as this prospectus included in a registration statement on Form S-3.

The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchasers and customary indemnification rights and obligations of the parties. Pursuant to the Purchase Agreement, the Company agreed to certain restrictions on the issuance and sale of its shares of Common Stock or Common Share Equivalents (as defined in the Purchase Agreement) during the sixty (60) day period following the closing of the Offering.

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Dilutive Effect of the Selling Shareholders Private Placement

The 2,567,450 Warrant Shares issuable upon exercise of the Warrants held by the Purchasers pursuant to the Purchase Agreement are being registered in this offering and are expected to be freely tradable. The sale by the Selling Shareholders of a significant number of Shares registered in this offering at any given time could cause the market price of our common stock to decline and/or be highly volatile. As set forth under “Plan of Distribution,” the sale of Shares will depend upon market conditions and other factors outside of our control. We have agreed to not issue equity securities for sixty (60) days from the closing date of December 21, 2022. Therefore, if the Selling Shareholders sell a significant number of Shares, or if the marketplace expects that they will do so, that may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sale.

The following table summarizes, as of September 30, 2022, on a pro forma as adjusted basis that the number of outstanding Shares of common stock, the total consideration and the average price per share (i) paid to us by existing shareholders, and (ii) that paid by the Purchasers in the Private Placement and concurrent public offering ($11.50 per share and accompanying Warrant), before deducting estimated underwriting discounts and commissions and estimated offering expenses, and assuming no exercise of any Warrants.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing Shareholders	1,039,119	26.9%	$61,194,291	65.3%	$58.89
Purchasers	2,828,320	73.1%	$32,525,680	34.7%	$11.50
TOTAL	3,867,439	100.0%	$93,719,971	100.0%

The amounts above are based on 1,039,119 Shares outstanding as of September 30, 2022, and do not include:

•	9,566,293 shares of common stock issued since October 1, 2022
•	506,000 shares of common stock issuable upon the exercise of Series A Warrants and 885,333 shares issuable upon exercise of Series B Warrants, each exercisable at $3.00 per share;
•	9,736 shares of common stock issuable upon the exercise of Warrants issued in a February 2022 private placement exercisable at $15.54 per share.
•	212,383 shares of common stock issuable upon exercise of Exchange Warrants issued in October 2022 having an exercise price of $3.00 per share.
•	13,333 shares of common stock issuable upon exercise of pre-funded warrants issued in October 2022 in connection with our public offering, having an exercise price of $3.00 per share.
•	9,261 shares of common stock issuable upon conversion of a $100,000 promissory note.
•	up to 5,000,000 shares of common stock issuable under our Omnibus Equity Incentive Plan.

Unless otherwise indicated, this prospectus supplement assumes no exercise of the Warrants.

CAPITALIZATION

The following table sets forth our cash and capitalization as of September 30, 2022 on:

•	an actual basis;
•

an as adjusted basis, to give effect to the sale of shares of Common Stock in the Registered Direct Offering and the Concurrent Private Placement at the public offering price of $11.50 per unit, and after deducting commissions and estimated offering expenses payable by us; and

•	as adjusted to give retroactive effect to the 1 for 25 reverse stock split effected by the Company on December 15, 2022.

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	At September 30, 2022
	Actual	As Adjusted
	(unaudited)	(unaudited)(1)
Cash	$312,385	30,972,704
Liabilities:
Current liabilities	36,904,091	36,904,091
Total liabilities	40,465,507	40,465,507
Stockholders’ equity :
Shares of Common stock, $0.001 par value, 300,000,000 shares authorized and 1,039,119 and 3,867,439 shares outstanding and as adjusted as of September 30, 2022	1,039	3,867
Treasury Stock, 15,497 shares	(32,668)	(32,668)
Additional paid-in capital	61,194,291	91,854,610
Accumulated deficit	(54,345,250)	(54,345,250)
Total stockholders’ equity	3,443,833	34,104,152

Total capitalization	$43,909,240	74,569,559

DESCRIPTION OF THE WARRANT SHARES

Authorized and Outstanding Capital Stock

The following description sets forth certain general terms and provisions of the shares of Common Stock and shares of preferred stock.

We have 400,000,000 shares of capital stock, par value $0.001 per share, authorized of which 300,000,000 are shares of Common Stock and 100,000,000 are shares of “blank check” preferred stock.

As of January 26, 2023, we had 10,605,412 shares of our common stock issued and outstanding, held by approximately 482 stockholders of record. The number of record holders does not include beneficial owners of common stock whose shares are held in the names of various broker-dealers and registered clearing agencies. All share and per share data in this prospectus reflect the 1 for 25 reverse stock split effected by the Company on December 15, 2022.

Common Stock

The holders of our Common Stock are entitled to one vote per share. In addition, the holders of our Common Stock will be entitled to receive dividends ratably, if any, are declared by our board of directors out of legally available funds; however, the current policy of our board of directors is to retain earnings, if any, for operations and growth. Upon liquidation, dissolution or winding-up, the holders of our Common Stock are entitled to share ratably in all assets that are legally available for distribution. The holders of our Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock, which may be designated solely by action of our board of directors and issued in the future.

Warrants

The Warrants issued under the Concurrent Private Placement were issued in certificated form. The following description is subject to the detailed provisions of the form of certificate for the Warrants (the “Warrant Certificate”). Reference should be made to the Warrant Certificate for the full text of attributes of the Warrants.

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The Warrants are exercisable immediately upon issuance on December 21, 2022. Each whole Warrant will entitle the holder to acquire, subject to adjustment as summarized below, one Warrant Share at an exercise price of $11.50 per Warrant Share on or prior to 5:00 p.m. (New York time) on December 21, 2027, after which time the Warrant will be void and of no value. The Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to the Company a duly executed notice of exercise, thereby canceling all or a portion of such holder’s Warrants. A holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such exercise; provided, however, that upon notice to the Company, the holder may increase or decrease such beneficial ownership limitation, provided that in no event shall such beneficial ownership limitation exceed 9.99% and any increase in the beneficial ownership limitation will not be effective until 61 days following notice of such increase from the holder to us.

The Warrants may be exercised on a “net” or “cashless” basis to the extent that the Company does not have an effective registration statement registering (or the related prospectus is not available for) the Warrant Shares issuable upon exercise of the Warrants. We have agreed to use our reasonable best efforts to maintain an effective registration statement and prospectus available for use relating to Warrant Shares issuable upon exercise of the Warrants until the expiration of the Warrants.

The Warrant Certificate will provide that the number of underlying Warrant Shares and exercise price of the Warrants will be subject to adjustment in the event of certain share dividends or distributions or of a subdivision or consolidation of the common shares or similar events.

The Warrant Certificate will also provide that, during the period in which the Warrants are exercisable, it will give notice to holders of Warrants of certain stated events, at least 5 days prior to the record date or effective date, as the case may be, of such events.

In connection with a Fundamental Transaction, as defined in the Purchase Agreement, holders of the Warrants will have the right to receive, upon exercise, the same consideration as holders of common shares that would be issuable upon exercise of the Warrants immediately prior to such Fundamental Transaction, in addition to any additional consideration receivable by holders of common shares in connection with such Fundamental Transaction. Holders of the Warrants will also have the option, within 30 days of the closing of a Fundamental Transaction, to require the Company (or its successor) to repurchase their Warrants in cash or, if the Fundamental Transaction is not in the Company’s control, in the consideration received by other holders of common shares in respect of such Fundamental Transaction, at a value determined by using the Black-Scholes option pricing model.

There is currently no market through which the Warrants may be sold, and the Purchasers may not be able to resell the Warrants purchased in the Private Placement. No fractional Warrant Shares will be issuable upon the exercise of any Warrants. Holders of Warrants will not have any voting or pre-emptive rights or any other rights which a holder of common shares would have, except as set forth in the Warrants.

SELLING SHAREHOLDERS

The Warrant Shares being offered by the Selling Shareholders are those issuable to the Selling Shareholders, upon exercise of the Warrants. For additional information regarding the issuances of the Warrants and Warrants Shares, see “Description of the Warrant Shares” above. We are registering the Warrant Shares in order to permit the Selling Shareholders to offer the shares for resale from time to time. Except for the ownership of the shares of common stock and the Warrants, the Selling Shareholders have not had any material relationship with us within the past three years, except as noted.

The table below lists the Selling Shareholders and other information regarding the beneficial ownership of the shares of common stock by each of the Selling Shareholders. The second column lists the number of shares of common stock beneficially owned by each Selling Shareholder, based on (his) its ownership of the shares and Warrants, as of the date of this prospectus, assuming exercise of the Warrants held by the Selling Shareholders on that date, without regard to any limitations on exercises.

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The third column lists the Warrant Shares being offered by this prospectus by the Selling Shareholders.

In accordance with the terms of a registration rights agreement with the Selling Shareholders, this prospectus generally covers the resale of the maximum number of Warrant Shares issuable upon exercise of the Warrants, determined as if the outstanding Warrants were exercised in full as of the trading day immediately preceding the date this registration statement was initially filed with the SEC, without regard to any limitations on the exercise of the Warrants. The fourth column assumes the sale of all of the Warrant Shares offered by the Selling Shareholders pursuant to this prospectus.

Under the terms of the Warrants, a Selling Shareholder may not exercise the Warrants to the extent such exercise would cause such Selling Shareholder, together with its affiliates and attribution parties, to beneficially own a number of Warrant Shares which would exceed 4.99% or 9.99%, as applicable, of our then outstanding Ordinary Shares following such exercise, excluding for purposes of such determination Warrant Shares issuable upon exercise of such Warrants which have not been exercised. The number of shares in the second and fourth columns do not reflect this limitation. The Selling Shareholders may sell all, some or none of their shares in this offering. See “Plan of Distribution.”

Names and Addresses of Selling Shareholder		Number of Shares of Common Stock Beneficially Owned Prior to Offering	Maximum Number of Warrant Shares to be Sold Pursuant to this Prospectus	Number of Shares of Common Stock Owned After Offering
Armistice Capital Master Fund Ltd.(1)	c/o Armistice Capital, LLC 510 Madison Avenue, 7th floor New York, New York 10022	521,740	521,740	-0-
Sabby Volatility Warrant Master Fund, Ltd.(2)	c/o Sabby Management, LLC	235,006	200,000	35,006
Intracoastal Capital, LLC(3)	245 Palm Trail Del Ray Beach FL 33483	30,955	28,955	2,000
Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B(4)	c/o Ayrton Capital LLC 55 Post Rd West, 2nd Floor Westport, CT 06880	86,955	86,955	-0-
BPY Limited(5)	c/o Murchinson, 400 -145 Adelaide Street West Toronto, ON, M5H 4E5, Canada	115,941	115,941	-0-
Nomis Bay Ltd.(6)	c/o Murchinson, 400-145 Adelaide Street West Toronto, ON, M5H 4E5, Canada	173,912	173,912	-0-
Boothbay Absolute Return Strategies LP(7)	c/o Murchinson, 400-145 Adelaide Street West Toronto, ON, M5H 4E5, Canada	86,956	86,956	-0-
Boothbay Diversified Alpha Master Fund, LP(8)	c/o Murchinson, 400-145 Adelaide Street West Toronto, ON, M5H 4E5, Canada	57,971	57,971	-0-
Tec Opportunities Fund I LP(9)	164 West 79th Street New York, NY 10025	2,175	2,175	-0-
Walleye Capital LLC(10)	2800 Niagara Lane N Plymouth, MN 55447	108,500	108,500	-0-
Northern Equity Partners LP(11)	3705 Place Java Local 230 Brossard K4Y, Canada	868,406	260,870	607,536
Anson Investments Master Fund(12)	155 University Avenue, Suite 207 Toronto, ON, M5H 3B7, Canada	86,995	86,995	-0-
Gundyco ITF Orca Capital GmbH(13)	Sperling 2 85276, Hettenshausen, Germany	43,000	43,000	-0-
Warberg WFX LP(14)	716 Oak Street Winnetka, IL 60093	15,000	15,000	-0-
Connective Capital 1QP LP(15)	385 Homer Avenue Palo Alto, CA 94301	22,000	9,083	12,917
Connective Capital Emerging Energy QP LP(16)	385 Homer Avenue Palo Alto, CA 94301	22,000	12,917	9,083
Athanasios Kolefas(17)	56 Irene Court Closter, NJ 07624-3209	86,976	43,478	43,478
Paul Kazanofski	907 John Armfield Court Gallatin, TN 37066	34,782	17,391	17,391
JennKyle Inc.(18)	598 Empire Street Greenfield Park QC J4V1W2	608,696	608,696	-0-
Altium Growth Fund LP(19)	c/o Altium Capital Management 152 West 57th Street, 20th Floor New York, NY 10019	86,955	86,955	-0-
	TOTAL:	3,294,861	2,567,450	727,411

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(1)

These shares are directly held by Armistice Capital Master Fund Ltd., a Cayman Island exempted company (the “Master Fund”) and may be deemed to be indirectly beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. Armistice Capital and Steven Boyd disclaim beneficial ownership of the securities except to the extent of their respective pecuniary interests therein. Certain of the shares are issuable only upon the exercise of warrants, which are subject to a beneficial limitation that prohibits the Master Fund from exercising any portion of the warrants if such exercise would result in the Master Fund owning more than 4.99% of our outstanding common stock.

(2)

Sabby Management, LLC is the investment manager of Sabby Volatility Warrant Master Fund, Ltd. and shares voting and investment power with respect to these shares in this capacity. As manager of Sabby Management, LLC, Hal Mintz also shares voting and investment power on behalf of Sabby Volatility Warrant Master Fund, Ltd. Each of Sabby Management, LLC and Hal Mintz disclaims beneficial ownership over the securities listed except to the extent of their pecuniary interest therein.

(3)

Mitchell P. Kopin (“Mr. Kopin”) and Daniel B. Asher (“Mr. Asher”), each of whom are managers of Intracoastal Capital LLC (“Intracoastal”), have shared voting control and investment discretion over the securities reported herein that are held by Intracoastal. As a result, each of Mr. Kopin and Mr. Asher may be deemed to have beneficial ownership of the securities reported herein that are held by Intracoastal.

(4)

Ayrton Capital LLC, the investment manager to Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B, has discretionary authority to vote and dispose of the shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B and may be deemed to be the beneficial owner of these shares. Waqas Khatri, in his capacity as Managing Member of Ayrton Capital LLC, may also be deemed to have investment discretion and voting power over ownership of these shares held by Alto Opportunity Master Fund, SPC – Segregated Master Portfolio B. Ayrton Capital LLC and Mr. Khatri each disclaim any beneficial ownership of these shares. The address of Ayrton Capital LLC is 55 Post Rd West, 2nd Floor, Westport, CT 06880.

(5)

Murchinson Ltd. (“Murchinson”), as sub-advisor to BPY Limited, has voting and investment power with respect to these shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the shares held by BPY Limited. Each of Mr. Bistricer and Murchinson disclaims any beneficial ownership of these shares, except of any pecuniary interests therein.

(6)

Murchinson Ltd. (“Murchinson”), as sub-advisor to Nomis Bay Ltd., has voting and investment power with respect to these shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the shares held by Nomis Bay Ltd. Each of Mr. Bistricer and Murchinson disclaims any beneficial ownership of these shares, except of any pecuniary interests therein.

(7)

Murchinson Ltd. (“Murchinson”), as sub-advisor to Boothbay Absolute Return Strategies LP, has voting and investment power with respect to these shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the shares held by Nomis Bay Ltd. Each of Mr. Bistricer and Murchinson disclaims any beneficial ownership of these shares.

(8)

Murchinson Ltd. (“Murchinson”), as sub-advisor to Boothbay Diversified Alpha Master Fund, LP., has voting and investment power with respect to these shares. Marc Bistricer, in his capacity as CEO of Murchinson, may also be deemed to have investment discretion and voting power over the shares held by Nomis Bay Ltd. Each of Mr. Bistricer and Murchinson disclaims any beneficial ownership of these shares.

(9)	Michael Venezia, as Manager of Tec Opportunities Fund I LP, has voting and investment power with respect to these shares.
(10)

Walleye Capital LLC is the investment manager of Walleye Opportunities Master Fund Ltd (the “Walleye Fund”) and may be deemed to beneficially own the securities owned by the Walleye Fund. Roger Masi is a Portfolio Manager of Walleye Capital LLC and may be deemed to have voting and dispositive power over the securities owned by the Walley Fund.

(11)	Pietros Savvides, as President of NEP Inc. Florida Corp., General Partner of NEP LP Florida Limited Partnership, has voting and investment power with respect to these shares.
(12)	Amin Nathoo, as Director of Anson Advisors Inc., has voting and investment power over these shares.
(13)	Thomas Koenig, as Managing Director, has voting and investment power over these shares.
(14)	Daniel Warsh, as Manager, has voting and investment power over these shares.
(15)	Robert Romero, as Chief Executive Officer, has voting and investment power over these shares.
(16)	Robert Romero, as Chief Executive Officer, has voting and investment power over these shares.
(17)	Athanasios Kolefas is an advisor to Cosmos Health.
(18)	Glenn Holland, as Director, has voting and investment power over these shares.
(19)	Mark Gottlieb, as Chief Operating Officer, has voting and investment power over these shares.

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PLAN OF DISTRIBUTION

Each Selling Shareholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

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We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the shares of common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the shares of common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

SHARES ELIGIBLE FOR FUTURE SALE

As of January 26, 2023, we had 10,605,412 shares of common stock outstanding. Of this amount 499,369 shares of common stock held by existing shareholders are deemed “restricted securities” as that term is defined in Rule 144 and may not be resold except pursuant to an effective registration statement or an applicable exemption from registration, including Rule 144. As of the date of this prospectus, all of such shares are currently eligible for sale, subject to the limitations of Rule 144.

Rule 144

In general, under Rule 144, a person who is not our affiliate and has not been our affiliate at any time during the preceding three months will be entitled to sell any shares of our share capital that such person has held for at least six months, including the holding period of any prior owner other than one of our affiliates, without regard to volume limitations. Sales of our share capital by any such person would be subject to the availability of current public information about us if the shares to be sold were held by such person for less than one year.

In addition, under Rule 144, a person may sell shares of our share capital acquired from us immediately upon the completion of this offering, without regard to volume limitations or the availability of public information about us, if:

●	the person is not our affiliate and has not been our affiliate at any time during the preceding three months;

●	and the person has beneficially owned the shares to be sold for at least six months, including the holding period of any prior owner other than one of our affiliates.

Our affiliates who have beneficially owned shares of our share capital for at least six months, including the holding period of any prior owner other than another of our affiliates, would be entitled to sell within any three-month period those shares and any other shares they have acquired that are not restricted securities, provided that the aggregate number of shares sold does not exceed the greater of:

●	1% of the number of shares of our authorized share capital then outstanding, which will equal approximately 106,054 shares of common stock as of the date of this prospectus; or

●	the average weekly trading volume in our shares of common stock on Nasdaq during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 by our affiliates are generally subject to the availability of current public information about us, as well as certain “manner of sale” and notice requirements.

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LEGAL MATTERS

The validity of the shares of common stock offered by this prospectus supplement will be passed upon by Davidoff Hutcher and Citron LLP, New York, New York. A.G.P. / Alliance Global Partners is being represented in connection with this Offering by Ballard Spahr LLP, Philadelphia, Pennsylvania.

EXPERTS

The financial statements and the related financial statement schedules, incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K, as amended, for the years ended December 31, 2021 and 2020 have been audited by Armanino LLP, an independent registered public accounting firm, as stated in its reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

$29,525,675

COSMOS HEALTH INC.

2,567,450 Shares of Common Stock

__________________________

PROSPECTUS

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